Investor Presentation First Quarter 2025 Nasdaq: CARE

Forward-Looking Statement 2 This information contains or incorporates certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements relating to our financial condition, market conditions, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality and nonaccrual and nonperforming loans. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “ believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumption that are difficult to predict and often are beyond the Company’s control. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements including, but not limited to the effects of: market interest rates and the impacts of market interest rates on economic conditions, customer behavior, and the Company’s net interest margin, net interest income and its deposit, loan and securities portfolios; inflation, market and monetary fluctuations; changes in trade, monetary and fiscal policies and laws of the U.S. government and the related impacts on economic conditions and financial markets, and changes in policies of the Federal Reserve, FDIC and U.S. Department of the Treasury; changes in accounting policies, practices, or guidance, for example, our adoption of Current Expected Credit Losses (“CECL”) methodology, including potential volatility in the Company’s operating results due to application of the CECL methodology; cyber-security threats, attacks or events; rapid technological developments and changes; our ability to resolve our nonperforming assets and our ability to secure collateral on loans that have entered nonaccrual status due to loan maturities and failure to pay in full; changes in the Company’s liquidity and capital positions; concentrations of loans secured by real estate, particularly CRE, and the potential impacts of changes in market conditions on the value of real estate collateral; increased delinquency and foreclosure rates on CRE loans; an insufficient allowance for credit losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, war and other military conflicts (such as the ongoing war between Russia and Ukraine) or public health events, and of any governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including our relationship with regulators and any actions that may be initiated by our regulators; legislation affecting the financial services industry as a whole, and the Company and the Bank, in particular; the outcome of pending and future litigation and/or governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating acquired operations will be more difficult, disruptive or more costly than anticipated; the soundness of other financial institutions and any indirect exposure related to large bank failures and their impact on the broader market through other customers, suppliers and partners or that the conditions which resulted in the liquidity concerns with those failed banks may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships with; material increases in costs and expenses; reliance on significant customer relationships; general economic or business conditions, including unemployment levels, supply chain disruptions and slowdowns in economic growth; significant weakening of the local economies in which we operate; changes in customer behaviors, including consumer spending, borrowing and saving habits; changes in deposit flows and loan demand; our failure to attract or retain key associates; expansions or consolidations in the Company’s branch network, including that the anticipated benefits of the Company’s branch acquisitions or the Company’s branch network optimization project are not fully realized in a timely manner or at all; deterioration of the housing market and reduced demand for mortgages; and re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. All risk factors and uncertainties described herein and therein should be considered in evaluating the Company’s forward-looking statements. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are prepared. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events are expressed in or implied by a forward-looking statement may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update, revise or clarify any forward-looking statement to reflect developments occurring after the statement is made.

Table of Contents 3 SECTION 01 Overview 4-14 SECTION 02 Financial Highlights 15-26 SECTION 03 Asset Quality 27-33 SECTION 04 Deposit Mix 34-36 SECTION 05 Commercial Loans 37-46 SECTION 06 Non-GAAP Reconciliation 47-52

Overview SECTION 01

5As of March 31, 2025 Company History Focused on the future. A well-capitalized franchise with momentum 1974 Bank established de novo in 1974 as First National Bank of Rocky Mount, VA 2006 Carter Bank & Trust charter established in 2006 with the merger of ten banks 2020 Carter Bankshares, Inc. holding company established in Q4 2020 with the assets of Carter Bank & Trust 2024 Carter Bankshares, Inc. unveiled a new logo and a refreshed visual brand identity to reflect our revitalized focus Celebrated 50 years of Community Banking and our founder Worth H. Carter, Jr. – Unveiled a new brand identity centered entirely around the people who matter most—the customers and associates and the communities we serve – Launched a new logo, color palette, messaging, tagline "Life Lived Full" and nomenclature that shortens the Bank name to Carter Bank – Announced the intent to acquire First Reliance Bank's two North Carolina branches – Branch Network Expansion in strategic growth markets (Charlottesville and Raleigh) with Commercial and Retail Teams – 72.2% of Loan Production funded at a weighted average rate of 6.92% in Q1 2025, with Construction loans of approximately $450M funding over the next 12-18 months. _ Strong Deposit Growth of 9.7% compared to Q1'24 – Strong Available Liquidity Position – Diversified and Granular Deposit base, approximately 78.7% Retail Customers Corporate Highlights $4.7B Assets – $3.7B Loans – $4.2B Deposits HQ Martinsville, Virginia – 65 Branches – 08 Corporate Centers – 03 Corporate Offices in Virginia Footprint Stats

As of Month XX, XXXX Regional Footprint 6 VIRGINIA N. CAROLINA Charlotte Martinsville Raleigh Greensboro Lynchburg Charlottesville Corporate Headquarters Regional Offices Branches Map Key 53 Total Branches in Virginia – Total VA Deposits $3.7B 12 Total Branches in North Carolina – Total NC Deposits $0.5B As of March 31, 2025 Roanoke

Leadership Team 7 Loran Adams Executive Vice President Director of Regulatory Risk Management 41 years in Industry 8 years at the Bank Tami Buttrey Executive Vice President Chief Retail Banking Officer 42 years in Industry 6 years at the Bank Paul Carney Executive Vice President Chief Human Resources Officer 13 years in Industry 6 years at the Bank Jane Ann Davis Executive Vice President Chief Administration Officer 41 years in Industry 41 years at the Bank Tony Kallsen Senior Executive Vice President Chief Credit Risk Officer 34 years in Industry 7 years at the Bank Joyce Parker Executive Assistant 39 years in Industry 35 years at the Bank Chrystal Parnell Executive Vice President Chief Marketing & Communications Officer 22 years in Industry 3 years at the Bank Matt Speare Senior Executive Vice President Chief Operations Officer 23 years in Industry 7 years at the Bank Rich Spiker Senior Executive Vice President Chief Operations Officer 36 years in Industry 7 years at the Bank Charlie Sword Senior Vice President Internal Audit Director 19 years in Industry 4 years at the Bank Litz Van Dyke Chief Executive Officer 39 years in Industry 8 years at the Bank Bradford Langs President Chief Strategy Officer 38 years in Industry 7+ years at the Bank Wendy Bell Senior Executive Vice President Chief Strategy Officer 40 years in Industry 7+ years at the Bank

As of Month XX, XXXX Rewarding Relationships 9 Regulators Customers Community Associates Investors Nurturing relationships and rewarding customers, associates, and shareholders. As of March 31, 2025

Corporate & Social Responsibility

FHLBank ATLANTA
A FEDERAL HOME LOAN BANK

The bank assisted a local developer in securing $2.3 million in grant funding from the FHLB's Affordable Housing Program (AHP). This funding ensures the creation of 168 affordable housing units in Asheboro, High Point, and Salisbury, North Carolina.

"Through this partnership with Carter Bank, three important projects can come to fruition to improve lives and strengthen local communities," said Kirk Malmberg, FHLBank Atlanta President and CEO.



Through interactive service, associates enriched the experience of attendees at the North Carolina Museum of Natural Sciences' Astronomy Days. The Raleigh team hosted a planet-themed children's game designed to spark attendees' interest in astronomy.

This annual event, in partnership with NASA, attracts 15,000 visitors and is the largest astronomy-centered event in the country.



For the fifth year in a row, the bank sponsored Patrick Henry Elementary School in Martinsville in the Virginia Reads One Book program in partnership with the Virginia Bankers Association. To promote literacy and financial education, the school community (bus drivers, resource teachers, facilities staff, office personnel, students and their families) read the same book over a 3 week period. Associates also participated through financial education classes and family literacy night.

494

Volunteer Community Service Hours

–

29

Nonprofits Supported by Associates Serving on Boards & Committees

–

$297,885

Charitable Donations & Sponsorships to Nonprofits

–

21

Financial Education Classes Facilitated for 662 Students

Carter Bankshares, Inc.

As of March 31, 2025 10

As of Month XX, XXXX Investment Highlights Strong Financial Performance • Strong Liquidity & Capital Position • CET1 of 11.01% • ͏͏ACL coverage of 1.99% • ͏͏$1.4B of total available liquidity • ͏͏182.1% total available liquidity / uninsured deposits Attractive Markets & Customers • Well Positioned in Virginia & North Carolina including Fast Growing Markets such as Charlottesville, Charlotte & Raleigh Executing Strategic Objectives • Investments in Human Capital, Brand & Culture, Technology, Loan & Deposit Diversification, Customer Experience, and Safety & Soundness should provide operational leverage and growth going forward Strong Financial Performance Conservative Credit Culture • Extraordinarily well-reserved with our other segment reserve for the largest lending relationship • ͏͏Excluding the largest lending relationship, credit quality remains strong & underwriting remains conservative 11As of March 31, 2025

As of Month XX, XXXX Strategic Initiatives 12 Superior financial performance and operational excellence. Growing responsibly with financial safety and soundness in mind is an essential practice that enables the Bank to prosper and remain independent. We’re known for our ability to provide exceptional service and build long-lasting relationships with customers. We will continue to build upon this differentiation with exceptional experiences, strong relationships, and community impact by investing in ways to improve the customer experience and gain operational efficiencies. Grow Responsibly – Provide Exceptional Experience – Gain Operational Efficiency We will invest in human capital strategies to enhance the associate experience. We will continue to drive efficiency and process improvement across all levels of the organization, leveraging technology and automation. We will make significant investments in the new brand strategy working on updating and enhancing the image and reputation of the Bank. Invest Enhance Expand We will focus on initiatives around enhancing technology, operations, customer experience, C&I, CRA, ESG, DEI, channel delivery, and product development. From a risk management perspective, we will strengthen change management systems and leverage the Board’s ERM Committee. We will continue strategies to deepen existing relationships and acquire new relationships in current markets. We will focus on increasing market share in target growth markets. We will focus on expanding through organic growth and opportunistic acquisition. As of March 31, 2025

Expansion

Purchase of two North Carolina branches from First Reliance Bank

On December 10, 2024, Carter Bankshares entered into a definitive Purchase and Assumption Agreement with First Reliance Bancshares under which Carter Bank will acquire deposits and locations associated with First Reliance Bank's two branches in Mooresville and Winston-Salem. Pursuant to the terms of the Agreement, Carter Bank has agreed to assume certain deposit liabilities, and acquire cash, personal property and other fixed assets associated with the Winston-Salem and Mooresville branches.

Overview

$56M Deposits	**10** Associates
Q2/25 Expected Close Date	**02** Offices in North Carolina

"We are excited to announce a branch purchase agreement with First Reliance Bank that will enhance Carter Bank's overall growth. This transaction strengthens our presence, deepens our commitment to North Carolina, and further expands our network between Greensboro and Charlotte. We see this as a crucial step in optimizing our operations in Winston-Salem, as it gives us an immediate presence in the market, and we are gaining further market share in Mooresville. We believe that the Transaction will improve our profitability and deliver exceptional returns to our shareholders. In addition, we received all necessary approvals for the Branch Purchase and anticipate closing the transaction in May. We are looking forward to welcoming the First Reliance Bank customers and branch associates to Carter Bank."

— Litz Van Dyke, CEO

Carter Bankshares, Inc.

As of March 31, 2025 ■ 13

Safety & Soundness 14As of March 31, 2025 Capital Asset Quality Earnings 11.01% Common Equity Tier 1 Ratio (CET1) – 12.27% Total Risk-based Capital Ratio – 9.67% Leverage Ratio – $17.35 Book Value 0.06% Delinquency/Portfolio Loans – 7.09% NPL/Portfolio Loans1 – 1.99% ACL/Portfolio Loans2 – 0.01% Net Charge-offs/Portfolio Loans (YTD) 0.78% ROA (YTD) – 9.27% ROE (YTD) – 2.70% NIM (FTE) (YTD)3 – 78.67% Adjusted Efficiency Ratio (YTD)3 $1.4B Total Liquidity Sources – 10.50% Highly Liquid Assets/Total Assets – 63.83% Highly Liquid Assets/Uninsured Deposits – 182.15% Total Available Liquidity/Uninsured Deposits Liquidity 1 0.44% without the largest NPL relationship, see non-GAAP reconciliation 2 1.26% without the largest NPL relationship, see non-GAAP reconciliation 3 Non-GAAP Financial measure - see Non-GAAP reconciliation

Financial SECTION 02

Balance Sheet & Income Statement

Operational Results	1Q 2025	4Q 2024	Q/Q Change $	1Q 2024	Y/Y Change $
Net Interest Income	$ 30,138	$ 29,148	**$ 990**	$ 28,419	**$ 1,719**
(Recovery) Provision for Credit Losses	(2,025)	(5,114)	**3,089**	16	**(2,041)**
(Recovery) Provision for Unfunded Commitments	(114)	81	**(195)**	(43)	**(71)**
Noninterest Income	6,901	5,368	**1,533**	5,045	**1,856**
Noninterest Expense	28,042	28,866	**(824)**	26,257	**1,785**
Income Tax Expense	2,183	2,403	**(220)**	1,423	**760**
Net Income	$ 8,953	$ 8,280	**$ 673**	$ 5,811	**$ 3,142**
Balance Sheet Condition					
Assets	$ 4,700,287	$ 4,659,189	**$ 41,098**	$ 4,554,946	**$ 145,341**
Loans	3,687,495	3,624,826	**62,669**	3,509,071	**178,424**
Allowance for Credit Losses	(73,518)	(75,600)	**2,082**	(96,536)	**23,018**
Securities	745,390	718,400	**26,990**	768,832	**(23,442)**
Deposits	4,200,927	4,153,421	**47,506**	3,830,521	**370,406**
Borrowings	55,000	70,000	**(15,000)**	310,500	**(255,500)**
Shareholders' Equity	$ 401,766	$ 384,313	**$ 17,453**	$ 359,066	**$ 42,700**

$1.0M / $1.7M
Net Interest Income up Q/Q & Y/Y

$(2.0)M / $(5.1)M
(Recovery) for Credit Losses 1Q25 & 4Q24

$0.7M /$3.1M
Net Income up Q/Q & Y/Y

$62.7M / $178.4M
Loan Growth up Q/Q & Y/Y

$47.5M / $370.4M
Deposits up Q/Q & Y/Y

$15.0M / $255.5M
Borrowings down Q/Q & Y/Y

Carter Bankshares, Inc.

As of March 31, 2025 16

Financial / Shareholder Ratios 17As of March 31, 2025 Shareholder Ratios 1Q 2025 4Q 2024 Q/Q Change 1Q 2024 Y/Y Change Diluted Earnings Per Share (QTD) $ 0.39 $ 0.36 $ 0.03 $ 0.25 $ 0.14 Financial Ratios Return on Avg Assets (QTD) 0.78% 0.71% 0.07% 0.52% 0.26 % Return on Avg Shareholders' Equity (QTD) 9.27% 8.58% 0.69% 6.59% 2.68 % Net Interest Margin (FTE)(QTD)1 2.70% 2.58% 0.12% 2.60% 0.10 % Adjusted Efficiency Ratio (QTD)1 78.67% 82.76% (4.09) % 79.01% (0.34) % Asset Quality Ratios NPL / Portfolio Loans 7.09% 7.15% (0.06) % 8.76% (1.67) % NPA / Total Assets plus OREO 7.10% 7.17% (0.07) % 8.82% (1.72) % ACL / Portfolio Loans 1.99% 2.09% (0.10) % 2.75% (0.76) % Net Chg-offs / Portfolio Loans (QTD annualized) 0.01% 0.02% (0.01) % 0.06% (0.05) % $0.03 / $0.14 Diluted EPS up Q/Q & Y/Y 0.07% / 0.26% ROA up Q/Q & Y/Y 0.69% / 2.68% ROE up Q/Q & Y/Y 0.12% / 0.10% NIM (FTE) up Q/Q & Y/Y $6.9M / $28.9M Curtailment Payments made 1Q25 & 4Q24 1Non-GAAP Financial measure - see Non-GAAP reconciliation

Financial Performance Trends 18As of March 31, 2025 Net Income, in thousands $31,590 $50,118 $23,384 $24,523 $8,953 2021 2022 2023 2024 1Q2025 Adjusted Efficiency Ratio 73.51% 60.67% 72.54% 80.95% 78.67% 2021 2022 2023 2024 1Q2025 ROA 0.76% 1.21% 0.53% 0.54% 0.78% 2021 2022 2023 2024 1Q2025 TCE 9.86% 7.82% 7.78% 8.25% 8.55% 2021 2022 2023 2024 1Q2025 2 1 Net Income for the quarter ended March 31, 2025 is annualized 2 Non-GAAP Financial Measure - see Non-GAAP reconciliation 1 $27,356 $36,309

Capital Management

- Focus on maintaining a strong regulatory capital position in excess of regulatory thresholds.
- Ensure capital levels are commensurate with the Company's risk profile and strategic plan objectives.
- Since December of 2021, 3.8 million shares have been repurchased at a total cost of $59.8 million at an average cost per share of $15.95.

REGULATORY CAPITAL		
11.01%	12.27%	9.67%
TIER 1	TOTAL	LEVERAGE

	Carter Bankshares				
	Regulatory Well Capitalized	Actual	Excess ($) (In Thousands)	Excess ($) Excludes Impact of Large NPL	Excess ($) Excludes Impact of Large NPL (In Thousands)
Common Equity Tier 1 Ratio ("CET 1")	6.50%	11.01%	$ 187,744	12.76%	$ 252,657
Tier 1 Risk-based Ratio	8.00%	11.01%	125,345	12.76%	192,119
Total Risk-based Capital Ratio	10.00%	12.27%	94,450	14.02%	162,173
Leverage Ratio	5.00%	9.67%	221,291	10.87%	278,140
Critically Undercapitalized Category	Tangible equity to total assets ≤ 2%				
Capital Conservation Buffer	≤ 2.5% composed of CET 1				

	Actual ($) 03/31/25	Cumulative AOCL Impact 03/31/25	Other Segment Reserve Impact 03/31/25[1]
Book Value per Common Share	$ 17.35	$ (2.43)	$ (0.94)
		$ (3.37)	
Adjusted Book Value[2]	**$ 20.72**		

[1]Non-GAAP Financial measure - see Non-GAAP reconciliation
[2]During 2024 and 2025, $7.4M of the other segment reserve release from the $56.8M curtailment payments resulted in a $0.26 per share increase in book value.

Carter Bankshares, Inc.
As of March 31, 2025 19

Liquidity 20As of March 31, 2025 $ in thousands March 31, 2025 December 31, 2024 Change Cash and Due From Banks, including Interest-bearing Deposits $ 88,999 $ 131,171 $ (42,172) FHLB Borrowing Availability1 743,209 735,294 7,915 Unsecured Lines of Credit 30,000 30,000 — Collateralized Lines of Credit 45,000 45,000 — Unpledged Investment Securities 447,178 418,350 28,828 Excess Pledged Securities 54,294 33,022 21,272 Total Liquidity Sources $ 1,408,680 $ 1,392,837 $ 15,843 $1.4B TOTAL AVAILABLE LIQUIDITY Continue to maintain a strong liquidity position: ▪ Ongoing FHLB collateral pledging1 ▪ Maintain three unsecured lines of credit ▪ Maintain one secured line of credit ▪ Majority of bond portfolio is unpledged ▪ Available sources to leverage unpledged bonds • Federal Reserve Discount Window • Federal Home Loan Bank of Atlanta • Secured Federal Funds Lines Strong coverage of uninsured deposits: ▪ Total available liquidity / uninsured deposits 182.1% 1For the periods presented above, the Company maintained a secured FHLB Borrowing Facility with FHLB of Atlanta equal to 25% of the Bank's assets approximating $1.2 billion, with available borrowing capacity subject to the amount of eligible collateral pledged at any given time.

Loan Composition

$ in thousands	For the Period Ending 3/31/2025	12/31/2024	3/31/2024	Variance Quarter	Year
Commercial Real Estate	$ 1,915,863	$ 1,869,831	$ 1,728,929	$ 46,032	$ 186,934
Commercial and Industrial	234,024	230,483	257,176	3,541	(23,152)
Residential Mortgages	801,253	777,471	788,125	23,782	13,128
Other Consumer	28,804	28,908	32,428	(104)	(3,624)
Construction	459,285	462,930	397,219	(3,645)	62,066
Other[1]	248,266	255,203	305,194	(6,937)	(56,928)
Total Portfolio Loans[2]	**$ 3,687,495**	**$ 3,624,826**	**$ 3,509,071**	**$ 62,669**	**$ 178,424**

- Total portfolio loans increased $178.4M, or 5.1% YoY due to loan growth, primarily in the commercial real estate, residential mortgages and construction segments.
- 72.2% of Loan Production funded at a weighted average rate of 6.92% in Q1 2025, with Construction loans of approximately $450M funding over the next 12-18 months.
- The Other segment is down $56.9M YOY primarily due to curtailment payments made by the Bank's largest lending relationship since these loans were placed in nonaccrual status in the second quarter of 2023.



Total Portfolio Loan Growth[3]
$2,812
$3,149
$3,506
$3,625
$3,687
(4.58)%
11.98%
11.34%
3.39%
6.94%
YE 2021
YE 2022
YE 2023
YE 2024
Q1 2025
Portfolio Loans
Growth



CRE 52%
C&I 6%
Res Mtgs 22%
Construction 12%
Other 7%
Other Consumer 1%

[1] Other loans include unique risk attributes considered inconsistent with our current underwriting standards.
[2] Total Portfolio Loans is net of loans held-for-sale and Loan Portfolio Segments are sourced from Fed. Call Codes (RC-C).
[3] $ in millions

Carter Bankshares, Inc.

As of March 31, 2025 21

Loan Portfolio Repricing & Index 1Q2025 22As of March 31, 2025 Loan Portfolio by Rate Type Fixed $1,324 36% Floating $923 25% Variable $1,440 39% Loan Portfolio by Rate Index Type Fixed $1,324 36% Sofr $514 14% Prime $417 11% Treasury $1,432 39% $3.7B $3.7B 1Floating Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once each month. 2Variable Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once during the life of the loan agreement, but not more frequently than once per quarter. 3 $ in millions 3 3 3 3 3 3 3

Top Ten (10) Relationships (Total Commitment) 23As of March 31, 2025 For the Periods Ending Change % of Gross Loans % of RBC $ in thousands 3/31/2025 12/31/2024 1. Hospitality, Agriculture & Energy $ 245,064 $ 251,982 $ (6,918) 6.65% 48.01% 2. Multifamily 58,804 58,871 (67) 1.59% 11.52% 3. Health Care Facility / Long-Term Care 52,565 52,855 (290) 1.43% 10.30% 4. Multifamily 51,990 51,990 — 1.41% 10.19% 5. Retail & Office 51,516 52,913 (1,397) 1.40% 10.09% 6. Warehouse 49,228 49,661 (433) 1.34% 9.64% 7. Long-Term Care 46,199 46,199 — 1.25% 9.05% 8. Health Care Facility 44,779 44,779 — 1.21% 8.77% 9. Warehouse 44,349 44,577 (228) 1.20% 8.69% 10. Retail 44,334 44,511 (177) 1.20% 8.69 % Top Ten (10) Relationships $ 688,828 $ 698,338 $ (9,510) 18.68% 134.95 % Total Gross Loans $ 3,687,495 $ 3,624,826 $ 62,669 % of Total Gross Loans 18.68% 19.27% (0.59) % Concentration (25% of RBC) $ 127,611 $ 125,190

Bond Portfolio

$ in thousands	March 31, 2025 Amortized Cost	March 31, 2025 Net Unrealized (Losses)/ Gains	March 31, 2025 Fair Value	December 31, 2024 Amortized Cost	December 31, 2024 Net Unrealized (Losses)/ Gains	December 31, 2024 Fair Value
U.S. Government Agency Securities	$ 25,226	$ (602)	$ 24,624	$ 27,634	$ (684)	$ 26,950
Residential Mortgage-Backed Securities	107,642	(9,169)	98,473	106,593	(10,440)	96,153
Commercial Mortgage-Backed Securities	20,989	(517)	20,472	22,233	(646)	21,587
Other Commercial Mortgage-Backed Securities	31,570	(1,810)	29,760	24,064	(2,094)	21,970
Asset Backed Securities	120,898	(7,981)	112,917	127,978	(9,457)	118,521
Collateralized Mortgage Obligations	177,602	(9,051)	168,551	158,610	(10,022)	148,588
States and Political Subdivisions	262,671	(35,851)	226,820	262,879	(41,698)	221,181
Corporate Notes	70,750	(6,977)	63,773	70,750	(7,300)	63,450
Total Debt Securities	**$ 817,348**	**$ (71,958)**	**$ 745,390**	**$ 800,741**	**$ (82,341)**	**$ 718,400**

- The bond portfolio is 100% available-for-sale.
- Our portfolio consists of 45.3% of securities issued by United States government sponsored entities and carry an implicit government guarantee.
- States and political subdivisions comprise 30.4% of the portfolio and are largely general obligation or essential purpose revenue bonds, which have performed very well historically over all business cycles, and are rated AA and AAA.
- At March 31, 2025, the Company held 57.5% fixed rate and 42.5% floating rate securities.
- The material improvement in unrealized losses was largely due to bond maturities, amortizations and lower intermediate-term interest rates.
- Securities comprise 15.9% of total assets at March 31, 2025.
- Shorter maturity profile with an average life of 5.21 years; less interest rate risk with an effective duration of 3.86; and higher than peer book yield of 3.36%



Muni
30%
SBA
5%
ABS
6%
Corporates
9%
Agencies
0%
MBS
14%
CMBS
13%
CMO
23%

Carter Bankshares, Inc.
As of March 31, 2025 24

Deposit Composition 25As of March 31, 2025 For the Period Ending Variance $ in thousands 3/31/2025 12/31/2024 3/31/2024 Quarter Year Lifetime Free Checking $ 631,714 $ 634,436 $ 671,981 $ (2,722) $ (40,267) Interest-Bearing Demand 794,059 726,947 515,614 67,112 278,445 Money Market 528,381 512,162 520,785 16,219 7,596 Savings 353,394 355,506 427,461 (2,112) (74,067) Certificates of Deposits 1,893,379 1,924,370 1,694,680 (30,991) 198,699 Total Deposits $ 4,200,927 $ 4,153,421 $ 3,830,521 $ 47,506 $ 370,406 • Total deposits increased $370.4M YoY • Diversified and granular deposit base, approximately 78.7% Retail Customers • Approximately 81.6% of Deposits, including Collateralized Muni deposits are FDIC Insured • Partnership with IntraFi for available coverage over $250K FDIC insured limit CDs 45% Savings 8% DDA Int. Bearing 19% DDA Int. Free 15% MMA 13% Total Deposits Composition $3,698 $3,633 $3,722 $4,153 $4,201 $748 $706 $685 $634 $632 $2,950 $2,927 $3,037 $3,519 $3,569 Noninterest-bearing Deposits Interest-bearing Deposits YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 1 1 Period end balances at, $ in millions

As of Month XX, XXXX Past Present Future Deposit Mix - 12/31/2017 Deposit Mix - 03/31/2025 Deposit Mix - Target Deposits 26 Goal is to enhance and diversify funding sources with a focus on lower cost/core relationships (both retail and commercial): •Deposits currently stand at $4.2B •CD Portfolio ($1.9B) is relatively short with 81.8% of the retail portfolio scheduled to mature within 12 months and 97.4% of the retail portfolio scheduled to mature within 24 months, allowing for opportunities to lower deposit costs quickly when short term rates begin to ease •Multiple strategies are in place to grow all non maturity deposit accounts with a focus on lower cost of funds •Established product road map and working to expand deposit offerings for retail and commercial customers As of March 31, 2025 CDs 56% DDA - Int. Free 14% DDA - Int. Bearing 7% MMA 3% Savings 20% CDs 30% DDA - Int. Free 25% DDA - Int. Bearing 10% MMA 15% Savings 20% DDA - Int. Free 15% DDA - Int. Bearing 19% CDs 45% MMA 13% Savings 8%

Asset Quality SECTION 03

Asset Quality 28As of March 31, 2025 $245 $5, $1, $10 1Q20251 Nonperforming Loan Breakdown YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 NPL CRE $ 3 $ 2 $ 1 $ 1 $ 10 C&I 1 — — 1 1 Res. Mtg. 1 1 4 5 5 Other Consumer 2 4 — — — Construction — — 3 — — Other — — 302 252 245 Total NPL $ 7 $ 7 $ 310 $ 259 $ 261 1 1 $261 $1 Q1 20251 Nonperforming Assets YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 NPA NPLs $ 7 $ 7 $ 310 $ 259 $ 261 OREO 11 8 2 1 1 Total NPA $ 18 $ 15 $ 312 $ 260 $ 262 11 Delinquency / Portfolio Loans 2 5 6 5 2 2,812 3,149 3,506 3,625 3,687 0.06% 0.15% 0.17% 0.13% 0.06% Delinquency Portfolio Loans Delinquency / Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 Nonperforming Loans / Total Portfolio Loans $2,812 $3,149 $3,506 $3,625 $3,687 7 7 310 259 261 2,805 3,142 3,196 3,366 3,426 0.26% 0.21% 8.83% 7.15% 7.09% Nonperforming Loans Performing Loans Nonperforming Loans/ Total Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 1The Company placed commercial loans in the Other segment of the Company's loan portfolio, relating to the Bank's largest credit relationship, which has a current principal balance of $245.1 million in nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. $ in millions

Delinquency Trends 29As of March 31, 2025 Past Due Loans / Total Portfolio Loans 0.06% 0.15% 0.17% 0.13% 0.06% 0.05% 0.08% 0.16% 0.13% 0.04% 0.01% 0.07% 0.01% —% 0.02% $1,670 $4,837 $6,032 $4,828 $2,224 30-59 Days PD 60-89 Days PD Total PD Amt YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 —% 0.06% 0.12% 0.18% 0.24% $— $3,000 $6,000 $9,000 $12,000 $'s in thousands

Delinquency Trends

Delinquency Trends



$2,224
0.06%
$261,444
7.09%
$3,423,827
92.85%
30-89 Days Past Due
NPL
Current

March 31, 2025

$ in thousands	Current	30-89 Days Past Due	NPL	Total Portfolio Loans
Commercial Real Estate	$ 1,905,870	$ 260	$ 9,733	$ 1,915,863
Commercial and Industrial	232,169	785	1,070	234,024
Residential Mortgages	794,999	928	5,326	801,253
Other Consumer	28,515	251	38	28,804
Construction	459,072	—	213	459,285
Other[1]	3,202	—	245,064	248,266
Total	**$ 3,423,827**	**$ 2,224**	**$ 261,444**	**$ 3,687,495**

COMMENTARY:

- **The $245.1M commercial loans placed in "Other" which comprises the largest lending relationship represents 93.7% of the total nonperforming loans**
- **Excluding the largest lending relationship, the Q1 2025 NPL & delinquency ratios are significantly better than peers (0.44% vs 0.65%) and (0.06% vs 0.46%), respectively**

[1]Represents the Bank's largest lending relationship with a current principal balance of $245.1 million placed on nonaccrual status during the second quarter of 2023.
Note: Other Real Estate Owned was $0.6 million as of March 31, 2025.
Note: Peers include BHB, AROW, CCBG, CCNE, CFFI, CHCO, CTBI, FBMS, FCBC, FRST, GSBC, HTBI, MPB, MVBF, ORRF, PFIS, RBCA.A, SHBI, SMBK, SYBT, UVSP WASH

Carter Bankshares, Inc.
As of March 31, 2025
30

Nonperforming Relationships 31As of March 31, 2025 Nonaccrual Balance Change Comments $ in thousands 3/31/2025 12/31/2024 1. Other $ 245,064 $ 251,982 $ (6,918) Other 2 CRE 9,504 — 9,504 Commercial Property 3. Residential Construction 2,018 2,053 (35) Residential Construction 4. Commercial & Industrial 1,022 1,026 (4) Purchase Business Equipment 5. Residential 520 527 (7) Residential Mortgage Loan 6. CRE — 419 (419) Commercial Property Subtotal: Top 5 Nonaccrual Loans $ 258,128 $ 256,007 $ 2,121 Total Nonaccrual Loans $ 261,444 $ 259,349 $ 2,095 Top 5 Nonaccrual Loans / Total Nonaccrual Loans 98.73% 98.71% 0.02 % Total Portfolio Loans $ 3,687,495 $ 3,624,826 $ 62,669 Total Nonaccrual Loans / Total Portfolio Loans 7.09% 7.15% (0.06) % Total Nonaccrual Loans excluding "Other1" / Total Portfolio Loans 0.44% 0.20% 0.24% 1 The Company placed commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship which has a current principal balance of $245.1 million, on nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023.

Loan Portfolio - Risk Ratings 32As of March 31, 2025 Portfolio Credit Quality Trend $2,812 $3,149 $3,506 $3,625 $3,687 $2,616 $2,992 $3,192 $3,351 $3,415 $186 $142 $310 $267 $266 93.0% 95.0% 91.1% 92.4% 92.6% Pass Substandard Special Mention % of Pass to Total YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 10 15 4 Portfolio Credit Quality Trend $196 $157 $314 $274 $272 $186 $142 $310 $267 $266 $10 $15 $4 $7 $6 97.5% 94.3% 92.1% Substandard Special Mention % of "Other " to Substandard YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 $— $120 $240 $360 $480 6 1 1 The Company placed $301.9 million of commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship which has a current principal balance of $245.1 million on nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. $ in millions 7

Net Charge-offs & Provision Expense 33As of March 31, 2025 ACL Composition & ACL Coverage Ratio $95,939 $93,852 $97,052 $75,600 $73,518 $94,974 $93,183 $42,738 $44,895 $45,996 $965 $669 $54,314 $30,705 $27,522 3.41% 2.98% 2.77% 2.09% 1.99% General Reserves Individually Evaluated Loan Reserves ACL to Total Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 Net Charge-offs & Provision Expense $23,127 $4,506 $2,300 $16,413 $57 $3,350 $2,419 $5,500 $(5,039) $(2,025) 0.79% 0.15% 0.07% 0.46% 0.01% Net Charge-offs Provision Expense Net Charge-offs / Average Loans YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 $(7,500) $(5,000) $(2,500) $— $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 $20,000 $22,500 $25,000 1 2 3 3 1 Included in 2021 is the $61.6 million Day 1 adjustment related to the adoption ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. 2 The individually evaluated loans increased $53.6 million during the second quarter of 2023 due to our largest lending relationship, that was previously reserved in general reserves within the Other segment, moved to nonperforming status and is currently individually evaluated. 3 YTD Net charge-offs for 2021 consist of $9.2 million for nine sold loans that were a part of two relationships in 3Q21 and $6.3 million and $1.9 million in 2Q21 for the resolution of our two largest nonperforming credits, which were previously reserved. 4 YTD Net charge-offs for YE 2024 consist of a $15.0 million principal charge-off related to the Other segment of the loan portfolio. $ in thousands $ in thousands 4

Deposit Mix SECTION 04

Deposits 35As of March 31, 2025 Total Deposit Composition $3,698 $3,633 $3,722 $4,153 $4,201 $748 $706 $685 $634 $632 $2,950 $2,927 $3,037 $3,519 $3,569 Noninterest-bearing deposits Interest-bearing deposits YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Insured/Uninsured Deposits $773.4 18.4% $158.9 3.8% $3,268.7 77.8% Uninsured Deposits Collateralized Muni Insured Deposits • Well-diversified deposit base of $210,238 customers – average commercial deposit account balance is $48.0K – average retail deposit account balance is $16.2K • Deposit mix of 78.7% Consumer / 21.3% Business • At March 31, 2025, the Bank had no deposit relationships greater than, or equal to, 2.0% of total deposits. • Partnership with IntraFi for available coverage over $250K FDIC insured limit. 1 2 1 Period end balances, $ in millions 2Collateralized Muni deposits are FDIC insured up to $250,000. All balances in excess of $250,000 are fully collateralized with eligible securities

Net Interest Income & NIM 0.57% 0.50% 1.73% 2.41% 2.30%3.41% 4.01% 4.60% 4.99% 5.00% 2.84% 3.51% 2.87% 2.58% 2.70% Total Cost of Funds Yield on Interest-earning Assets Net Interest Margin YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 Net Interest Income 36As of March 31, 2025 $252 Avg. Earning Assets & Yield $3,972 $4,024 $4,294 $4,459 $4,554 3.41% 4.01% 4.60% 4.99% 5.00% Avg. Earning Assets Yield on Earning Assets YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 3.20% 3.60% 4.00% 4.40% 4.80% 5.20% Avg. Interest-Bearing Liabilities & Costs $2,974 $3,044 $3,321 $3,509 $3,624 0.76% 0.67% 2.23% 3.06% 2.90% Avg. Interest-Bearing Liabilities Cost YE 2021 YE 2022 YE 2023 YE 2024 Q1 2025 1 2 Average balances, $ in millions 1 Cost of Funds incorporates the free funds contribution with the rate on total interest-bearing liabilities to illustrate the impact of noninterest-bearing liabilities on the overall cost of funds. 2 Computed on a fully taxable equivalent basis (FTE) using 21% federal income tax statutory rate for 2021 through 2025.

Commercial Loans SECTION 05

CRE Segment Overview 38As of March 31, 2025 $252 Total CRE: $2,591.6 Total CRE, excluding "Other": $2,419.3 1 Other CRE & Other Commercial Segments include, but are not limited to, Special / Limited Use, Church, Mobile Home Park, Gas Station, Self-Storage Facilities & Auto Shops 2 Includes restaurant loans of $34.9 million 2 2 1 1

Hospitality Metrics 39As of March 31, 2025 $252 • Total portfolio balance $362.0M • Geographic diversification (see map) • Mean loan size in portfolio $6.3M1 • Median of loans in portfolio $4.1M1 • The largest loan in portfolio $51.6M1 • 16.18% are under construction1 • Top 10 borrowers make up 45.39% of the total hospitality commitment1 • No delinquent loans in the hospitality portfolio1 • There are 12.25%* loans in the hospitality portfolio that are adversely classified or NPL1 • 92.12% of hospitality portfolio is funded1 4.86 RISK RATING LTV DEBT/KEY 52.0% $102K AVERAGE *Relates to the Company's largest lending relationship. 1Commitment Level

Hospitality Metrics 40As of March 31, 2025 $ in thousands Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment Hilton $ 116,422 32.1% $ 157,022 60.4% $ 7,761 $ 119 IHG 91,948 25.4% 100,031 55.1% 5,409 92 Upscale Independent/Boutique 61,449 17.0% 61,449 29.0% 20,483 83 Independent 26,334 7.3% 26,392 48.8% 3,762 223 Wyndham 23,100 6.4% 23,100 56.9% 2,310 40 Marriott 19,797 5.5% 29,823 50.2% 4,949 85 Radisson 10,525 2.9% 10,526 50.1% 2,631 36 Best Western 7,514 2.1% 7,514 35.5% 1,878 17 Choice 4,939 1.3% 4,939 45.4% 1,646 27 Hospitality Totals $ 362,028 100.0% $ 420,796 52.0% $ 5,648 $ 102 Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment North Carolina $ 191,816 53.0% $ 239,535 55.8% $ 4,918 $ 111 South Carolina 64,238 17.7% 75,228 60.2% 6,424 103 West Virginia 55,690 15.4% 55,690 24.3% 18,563 69 Virginia 39,968 11.0% 40,027 52.4% 3,074 107 Georgia 10,316 2.9% 10,316 54.5% 5,158 60 Hospitality Totals $ 362,028 100.0% $ 420,796 52.0% $ 7,628 $ 102

Multifamily Metrics 41As of March 31, 2025 $252 • Total portfolio balance $403.9M • Geographic diversification (see map) • Mean loan size in portfolio $4.3M1 • Median of loans in portfolio $443K1 • The largest loan in portfolio $27.0M1 • 48.60% are under construction1 • Top 10 borrowers make up 52.73% of the total multifamily commitment1 • There are no loans in the portfolio that are delinquent1 • There are no loans in the portfolio that are considered NPL1 • 1.63% of the portfolio is considered adversely classified1 • 85.92% of portfolio is funded1 4.84 RISK RATING LTV DEBT/DOOR 50.7% $102 AVERAGE 1 Commitment Level

Multifamily Metrics 42As of March 31, 2025 $252 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily $ 325,071 80.5% $ 451,592 49.7% $ 5,079 $ 112 Student 70,243 17.4% 70,243 61.7% 7,617 50 Participations in Affordable Housing 8,591 2.1% 10,382 19.7% 179 14 Other1 — — % 50 — % — — Multifamily Totals $ 403,905 100.0% $ 532,267 50.7% $ 3,219 $ 102 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily North Carolina $ 164,399 40.7% $ 259,534 50.0% $ 3,044 $ 123 Virginia 125,132 31.0% 156,485 46.6% 3,476 86 South Carolina 44,131 10.9% 46,005 51.9% 1,839 119 Student Housing Virginia 48,877 12.1% 48,877 59.5% 5,431 55 South Carolina 19,544 4.8% 19,544 68.1% 19,544 40 North Carolina 1,822 0.5% 1,822 50.6% 1,822 8 Multifamily Totals $ 403,905 100.0% $ 532,267 50.7% $ 5,859 $ 102 $ in thousands  1 The Other category consists of multifamily properties for which we do not have the data.

Retail Metrics 43As of March 31, 2025 $252 4.22 RISK RATING LTV DEBT/SQ FT 58.9% $128 AVERAGE • Total portfolio balance $461.5M** • Geographic diversification (see map) • Mean loan size in portfolio $3.0M1 • Median of loans in portfolio $1.23M1 • The largest loan in portfolio $28M1 • 14.10% are under construction1 • Top 10 borrowers make up 32.84% of the total retail commitment1 • 0.03% of this portfolio are considered delinquent1 • 0.01% of this portfolio are considered adversely classified1 • 0.01% are in NPL status1 • 95.50% of retail portfolio is funded1 ** Excludes restaurant loans of $34.9 million 1 Commitment Level

Retail Metrics 44As of March 31, 2025 $252 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Anchored Strip Centers $ 249,258 54.0% $ 251,626 58.7% $ 5,303 $ 120 Unanchored Strip Centers 111,511 24.2% 130,139 54.1% 1,923 151 Outparcels/Single Tenant 70,004 15.2% 72,808 68.4% 1,373 132 Power Centers2 28,292 6.1% 28,878 60.7% 7,073 101 Big Box 2,402 0.5% 2,402 44.5% 801 42 Retail Totals1 $ 461,467 100.0% $ 485,853 58.9% $ 3,294 $ 128 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size North Carolina $ 275,837 59.8% $ 295,332 53.4% $ 3,245 Virginia 88,004 19.1% 88,392 64.6% 1,760 Georgia 37,428 8.1% 41,931 81.0% 2,339 South Carolina 36,104 7.8% 36,104 63.0% 4,513 Ohio 10,502 2.3% 10,502 58.0% 10,502 Florida 9,730 2.1% 9,730 75.4% 9,730 Maryland 3,491 0.7% 3,491 31.7% 3,491 West Virginia 371 0.1% 371 44.9% 371 Retail Totals1 $ 461,467 100.0% $ 485,853 58.9% $ 4,494 $ in thousands 1 Excludes restaurant loans of $34.9 million 2 A Power Center is a large outdoor shopping mall that usually includes three or more "Big Box" stores.

Office Metrics 45As of March 31, 2025 $252 • Total portfolio balance $226.9M • Geographic diversification (see map) • Mean loan size in portfolio $1.93M1 • Median of loans in portfolio $397K1 • The largest loan in portfolio $23.1M1 • 4.28% are under construction1 • Top 10 borrowers make up 57.64% of the total office commitment1 • 0.18% of this portfolio are considered delinquent1 • 0.22% of loans are primarily rated special mention1 • 0.22% are in NPL status1 • 95.61% of office portfolio is funded1 4.31 RISK RATING DEBT/SQ FT $118 AVERAGE 1 Commitment Level

Office Metrics 46As of March 31, 2025 $ in thousands $252 Category Office Portfolio Balance Percentage of Total Balance Office Commitment Balance Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment General Office Space $ 193,880 85.4% $ 211,394 $ 2,107 $ 124 Medical Offices 24,953 11.0% 25,689 1,664 83 Veterinary Offices 7,377 3.3% 13,540 388 102 Law Offices 698 0.3% 698 175 67 Office Totals $ 226,908 100.0% $ 251,321 $ 1,083 $ 118 Category Office Portfolio Balance Percentage of Total Balance Office Commitment Balance Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Virginia $ 100,572 44.3% $ 103,323 $ 1,972 $ 100 North Carolina 62,814 27.7% 80,016 1,336 126 South Carolina 38,733 17.1% 43,194 7,747 148 Maryland 6,641 2.9% 6,641 6,641 122 Georgia 5,282 2.3% 5,282 1,056 163 Tennessee 3,024 1.3% 3,024 1,512 54 West Virginia 2,433 1.1% 2,433 811 70 Ohio 1,910 0.9% 1,909 955 106 Michigan 1,634 0.7% 1,634 409 124 Conneticut 1,335 0.6% 1,335 445 91 Vermont 922 0.4% 922 461 164 Illinois 521 0.2% 521 521 130 Maine 369 0.2% 369 369 155 Indiana 288 0.1% 288 288 45 Kentucky 231 0.1% 231 231 73 Florida 199 0.1% 199 199 76 Office Totals $ 226,908 100.0% $ 251,321 $ 1,560 $ 118

Non-GAAP Reconciliation SECTION 06

Non-GAAP Statement 48As of March 31, 2025 Statements in this exhibit include non-GAAP financial measures and should be read along with the accompanying tables in our definitions and reconciliations of GAAP to non-GAAP financial measures. Management uses, and this exhibit references, the adjusted NPL/portfolio loans, adjusted ACL/portfolio loans, adjusted efficiency ratio, the adjusted book value and net interest income and net interest margin, each on a fully taxable equivalent, or FTE, basis, which are non-GAAP financial measures. Management believes the adjusted NPL/portfolio loans, adjusted ACL/portfolio loans, adjusted efficiency ratio, adjusted book value and net interest income and net interest margin on an FTE basis provide information useful to investors in understanding our underlying business, operational performance and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although management believes that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.

Non-GAAP Reconciliation 49As of March 31, 2025 $252 Quarter-to-Date Adjusted Net Interest Income (FTE) (Non-GAAP) 1Q 2025 4Q 2024 1Q 2024 (Dollars in Thousands) Interest Income (FTE) (Non-GAAP) Interest and Dividend Income (GAAP) $ 56,007 $ 56,502 $ 54,049 Tax Equivalent Adjustment 3 178 182 206 Interest and Dividend Income (FTE) (Non-GAAP) 56,185 56,684 54,255 Average Earning Assets $ 4,554,103 $ 4,520,295 $ 4,429,020 Yield on Interest-earning Assets (GAAP) 4.99% 4.97% 4.91 % Yield on Interest-earning Assets (FTE) (Non-GAAP) 5.00% 4.99% 4.93 % Net Interest Income (GAAP) $ 30,138 $ 29,148 $ 28,419 Tax Equivalent Adjustment 3 178 182 206 Net Interest Income (FTE) (Non-GAAP) 30,316 29,330 28,625 Average Earning Assets $ 4,554,103 $ 4,520,295 $ 4,429,020 Net Interest Margin (GAAP) 2.68% 2.57% 2.58 % Net Interest Margin (FTE) (Non-GAAP) 2.70% 2.58% 2.60 % Net interest income (FTE) (non-GAAP) and total Interest and dividend income (FTE) (non- GAAP) , which are used in computing net interest margin (FTE) (non-GAAP), and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. 3 Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2025 and 2024 periods.

Non-GAAP Reconciliation

Net interest income (FTE) (non-GAAP) and total interest and dividend income (FTE) (non-GAAP) , which are used in computing net interest margin (FTE) (non-GAAP) , and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted efficiency ratio (non-GAAP) excludes losses on sales and write-downs of branch premises, net, gains on sales and write-downs of OREO, net, 1035 exchange fee on BOLI, the (gains) losses on sales of securities, net, equity security unrealized fair value (gain) loss, gain on BOLI death benefit and OREO income. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the Company's operations.

	Quarter-to-Date		
Adjusted Efficiency Ratio (Non-GAAP)	**1Q 2025**	**4Q 2024**	**1Q 2024**
(Dollars in Thousands)			
Noninterest Expense	**$ 28,042**	**$ 28,866**	**$ 26,257**
Less: Gains (Losses) on sales and write-downs of Branch Premises, net	3	(54)	(1)
Less: (Losses) Gains on Sales and write-downs of OREO, net	(81)	14	342
1035 Exchange fee on BOLI	(275)	—	—
Adjusted Noninterest Expense (Non-GAAP)	**27,689**	**28,826**	**26,598**
Net Interest Income	**$ 30,138**	**$ 29,148**	**$ 28,419**
Plus: Taxable Equivalent Adjustment[3]	178	182	206
Net Interest Income (FTE) (Non-GAAP)	**30,316**	**29,330**	**28,625**
Less: Gains on Sales of Securities, net	—	(32)	—
Less: Equity Security Unrealized Fair Value (Gain) Loss	(137)	166	—
Gain on BOLI death benefit	(1,882)	—	—
Less: OREO Income	—	(2)	(8)
Noninterest Income	**6,901**	**5,368**	**5,045**
Net Interest Income (FTE) (Non-GAAP) plus Adjusted Noninterest Income	**35,198**	**34,830**	**33,662**
Efficiency Ratio (GAAP)	**75.71%**	**83.63%**	**78.46%**
Adjusted Efficiency Ratio (Non-GAAP)	**78.67%**	**82.76%**	**79.01%**

[3] Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2025 and 2024 periods.

Carter Bankshares, Inc.

50

Non-GAAP Reconciliation 51As of March 31, 2025 $252 The adjusted book value ratio excludes accumulated other comprehensive loss ("AOCL") and adds back the other segment reserve release, net of tax. The Company believes this adjusted measure enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCL and the other segment reserve, some of which are uncertain and difficult to predict, or assuming that the Company realized all the previously unrealized losses on available-for-sale securities at the end of the period or the hypothetical release of the other segment reserve. Quarter-to-Date Adjusted Book Value (Non-GAAP) 1Q 2025 (Dollars in Thousands) Adjusted Book Value (Non-GAAP) Total Shareholders' Equity $ 401,766 Add: AOCL 56,373 Add: Other Segment Reserve Release, net of tax 21,770 Total Shareholders' Equity, excluding AOCI and segment reserve release (Non-GAAP) $ 479,909 Common Shares Outstanding at End of Period 23,162 Book Value (GAAP) $ 17.35 Adjusted Book Value (Non-GAAP) $ 20.72

Non-GAAP Reconciliation 52As of March 31, 2025 $252 Adjusted Nonperforming Loans ("NPL") to Total Portfolio Loans (Non-GAAP) March 31, 2025 (Dollars in Thousands) Adjusted NPLs (Non-GAAP) Total NPL $ 261,444 Less: Bank's Largest Lending Relationship 245,064 Total NPL, excluding Bank's Largest Lending Relationship (Non-GAAP) $ 16,380 Total Portfolio Loans $ 3,687,495 NPL to Total Portfolio Loans (GAAP) 7.09 % Adjusted NPL to Total Portfolio Loans (Non-GAAP) 0.44 % Adjusted Allowance for Credit Losses ("ACL") to Total Portfolio Loans (Non-GAAP) March 31, 2025 (Dollars in Thousands) Adjusted ACL (Non-GAAP) Total ACL $ 73,518 Less: Bank's Largest Lending Relationship Reserve 27,078 Total ACL, excluding Bank's Largest Lending Relationship Reserve (Non-GAAP) $ 46,440 Total Portfolio Loans $ 3,687,495 ACL to Total Portfolio Loans (GAAP) 1.99 % Adjusted ACL to Total Portfolio Loans (Non-GAAP) 1.26%